Exhibit 10.2

AMENDMENT TO SPONSOR SUPPORT AGREEMENT

This Amendment dated as of September     , 2023 (this “Amendment”) to the Sponsor Support Agreement dated as of January 29, 2023 (the “Agreement”) by and among Prime Impact Acquisition I, a Cayman Islands exempted company (the “SPAC”), Cheche Technology Inc., a Cayman Islands exempted company (the “Company”), Prime Impact Cayman, LLC (the “Sponsor”), Cheche Group Inc., a Cayman Islands exempted company (“Holdings”) and wholly owned direct Subsidiary of the Sponsor. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Recitals

WHEREAS, pursuant to Section 8(i) of the Agreement, the Agreement may be amended by the parties to the Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Agreement; and

WHEREAS, SPAC, Sponsor, Holdings and the Company desire to amend the Agreement to reflect changes agreed among the parties thereto and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of Certain Provisions.

Section 5(a). Section 5(a) of the Agreement is hereby amended in its entirety to read as follows:

“The Sponsor agrees that it shall not Transfer any Surviving Company Class A Ordinary Shares issued to the Sponsor at the Initial Merger Effective Time pursuant to the Initial Merger in respect of the Voting Shares (to the extent not forfeited or surrendered pursuant to Section 4) (the “Sponsor Pubco Shares”), or any Assumed SPAC Warrants (or the underlying securities) issued to the Sponsor at the Initial Merger Effective Time pursuant to the Initial Merger in respect of Warrants (to the extent not forfeited or surrendered pursuant to Section 4) (the “Sponsor Pubco Warrants”, and together with the Sponsor Pubco Shares, collectively, the “Sponsor Surviving Company Securities”) until the earlier of (i) the consummation of a Change of Control of the Surviving Company after the Acquisition Closing, (ii) the first date that the closing price of the Surviving Company Class A Ordinary Shares equals or is greater than $12.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30- trading day period after the first anniversary of the Acquisition Closing, (iii) with respect to twenty seven and one half percent (27.5%) of the Sponsor Surviving Company Securities, six months after the Acquisition Closing, (iv) with respect to an additional twenty seven and one half percent (27.5%) of the Sponsor Surviving Company Securities, twelve months after the Acquisition Closing, and (v) with respect to forty five percent (45.0%) of the Sponsor Surviving Company Securities, twenty four months after the Acquisition Closing.

For purposes of this Agreement: “Transfer” shall mean the (A) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clauses (A) or (B). A “Change of Control” shall mean: (A) the sale of all or substantially all of the consolidated assets of the Surviving Company and its Subsidiaries to a third-party purchaser; (B) a sale resulting in no less than a majority of the voting power of the Surviving Company being held by person that did not own a majority of the voting power prior to such sale; or (C) a merger, consolidation, recapitalization or reorganization of the Surviving Company with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.”

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect, and all references to “this Agreement” in the Agreement shall mean the Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Agreement.

(b) Section 8 (Miscellaneous) of the Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

PRIME IMPACT I ACQUISITION INC.

By:
Name: Mark Long
Title: Founder, Co-CEO and CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPONSOR:

PRIME IMPACT CAYMAN, LLC

By:
Name: Mark Long
Title: Founder, Co-CEO and CFO

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

COMPANY:

Cheche Technology Inc.

By:
Name: Zhang Lei
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

HOLDINGS:

Cheche Group Inc.

By:
Name: Zhang Lei
Title: Director